UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2024

Nuvation Bio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39351	85-0862255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Broadway, Suite 1401
New York, NY 10036
(Address of principal executive offices)

(332) 208-6102

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	NUVB	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NUVB.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 24, 2024, Nuvation Bio Inc., a Delaware corporation (“Nuvation Bio” or the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with AnHeart Therapeutics Ltd., an exempted company incorporated under the laws of the Cayman Islands (“AnHeart”), Artemis Merger Sub I, Ltd., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company (“Merger Sub I”), and Artemis Merger Sub II, Ltd., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company (“Merger Sub II”). Pursuant to the terms of the Merger Agreement, and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub I will merge with and into AnHeart, with AnHeart surviving such merger as a direct, wholly owned subsidiary of the Company (the “First Merger”). Immediately following the First Merger, AnHeart, as the surviving company of the First Merger, will merge with and into Merger Sub II, with Merger Sub II surviving such merger as a direct, wholly owned subsidiary of the Company (the “Second Merger” and, collectively with the First Merger, as appropriate, the “Merger”). The Merger is intended to qualify as a tax free reorganization for U.S. federal income tax purposes.

The Board of Directors of Nuvation Bio approved the Merger Agreement, the Merger and the related transactions, and the consummation of the Merger is not subject to approval of the Nuvation Bio stockholders.

Pursuant to the terms of the Merger Agreement, at the effective time of the First Merger (the “First Effective Time”), the Company will issue to AnHeart securityholders who are accredited investors (i) approximately 128,711,400 shares of Class A Common Stock of the Company, par value $0.0001 per share (the “Class A Common Stock”) less the Total Award Stock Consideration (as defined below) (the “Stock Consideration”), and (ii) warrants collectively exercisable for approximately 2,893,731 shares of Class A Common Stock at an exercise price of $11.50 per share (the “Consideration Warrants”). The Consideration Warrants will be restricted with respect to the exercise and transfer thereof until receipt of the Nuvation Bio Stockholder Approval (as defined below), and the terms of the Consideration Warrants will otherwise be identical to those of the Company’s outstanding publicly traded warrants. In the event that the shares comprising the Stock Consideration, when taken together with the number of shares of Class A Common Stock issuable upon the exercise of Assumed Options (as defined below) and the number of shares of Class A Common Stock issuable upon the settlement of Assumed RSUs (as defined below) (the “Total Award Stock Consideration”), represent a number of shares equal to more than 19.9% of the outstanding shares of Common Stock or more than 19.9% of the voting power of the Company, in each case, as of immediately prior to the First Effective Time (such maximum number of whole shares, the “Common Stock Consideration Cap”), then the Stock Consideration will be comprised of (i) a number of shares of Class A Common Stock equal to the Common Stock Consideration Cap (approximately 43,590,197 shares of Class A Common Stock) and (ii) a number of shares of Series A Non-Voting Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Convertible Preferred Stock”), equal to (A) (x) the Stock Consideration, plus (y) the Total Award Stock Consideration, minus (z) the Common Stock Consideration Cap, divided by (B) 100 (approximately 851,212 shares of Convertible Preferred Stock). Any AnHeart shareholder who is not an accredited investor will receive, (1) in lieu of each share of Class A Common Stock, and each 1/100 of a share of Convertible Preferred Stock, that such shareholder would otherwise receive in the Merger, an amount in cash equal to approximately $2.2274 and (2) in lieu of each Consideration Warrant that such shareholder would otherwise receive in the Merger, an amount in cash equal to approximately $0.1658.

At the First Effective Time, (i) each option to purchase shares of AnHeart Ordinary Shares (an “AnHeart Option”) held by a Continuing Company Service Provider (as defined in the Merger Agreement), whether or not vested, will be assumed and converted into an option to purchase Class A Common Stock (each such option, an “Assumed Option”) and (ii) each restricted stock unit reflecting the right to receive AnHeart Ordinary Shares (an “AnHeart RSU”) held by a Continuing Company Service Provider (as defined in the Merger Agreement), will be assumed and become a restricted stock unit with respect to a number of shares of Class A Common Stock (each such restricted stock unit, an “Assumed RSU”). Each Assumed Option and Assumed RSU will be subject to the same terms and conditions (including vesting and exercise schedule) as were applicable to the corresponding AnHeart Option or AnHeart RSU immediately prior to the First Effective Time, subject to limited exceptions set forth in the Merger Agreement. Any other AnHeart Option and AnHeart RSU that remains unexercised and outstanding as of immediately prior to the First Effective Time will be canceled without payment. From and after the Effective Time:

•

the number of shares of Class A Common Stock subject to each Assumed Option will be determined by multiplying (A) the number of Ordinary Shares of AnHeart that are subject to such AnHeart Option immediately prior to the First Effective Time, by (B) 1.7551 and rounding down to the nearest whole number of shares;

•

the per-share exercise price for Class A Common Stock issuable upon exercise of each Assumed Option will be determined by dividing (A) the per-share exercise price of each AnHeart Option, as in effect immediately prior to the Effective Time, by (B) 1.7551 and rounding up to the nearest whole cent; and

•

the number of shares of Class A Common Stock subject to each Assumed RSU will be determined by multiplying (A) the number of Ordinary Shares of AnHeart that are subject to such AnHeart RSU immediately prior to the First Effective Time, by (B) 1.7551 and rounding down to the nearest whole number of shares.

The securityholders of AnHeart immediately prior to the First Merger will own approximately one-third of Nuvation Bio’s capital stock (including shares issuable with respect to each of the Assumed Options and Assumed RSUs) immediately after the consummation of the Merger, and the securityholders of Nuvation Bio immediately prior to the First Merger will own approximately two-thirds of Nuvation Bio’s capital stock immediately after the consummation of the Merger, in each case determined on a fully-diluted basis.

Pursuant to the Merger Agreement, upon the consummation of the Merger, the number of authorized directors of the Company will be increased from seven to nine, and Junyuan Jerry Wang, Ph.D. will be appointed to the Company’s board as a Class I director and Xiangmin (Min) Cui, Ph.D. will be appointed to the Company’s board as a Class III director.

Consummation of the Merger is subject to customary conditions, including (i) the approval of the Merger Agreement by the requisite shareholders of the Company, (ii) the Company having filed the Certificate of Designation (as defined below) with the Secretary of State of the State of Delaware and the Certificate of Designation being effective; (iii) the absence of any temporary restraining order, preliminary or permanent injunction or other order that makes consummation of the Merger illegal; (iv) the absence of any lawsuit or other proceeding challenging the Merger pending before any court of competent jurisdiction that (a) has been commenced by a governmental body and (b) could result in a judgment that would prevent the consummation of the Merger; (v) subject in most cases to exceptions that do not rise to the level of a Company Material Adverse Effect or a Parent Material Adverse Effect (each as defined in the Merger Agreement), as applicable, the accuracy of representations and warranties made by the Company and AnHeart, respectively; and (vi) compliance by the Company and AnHeart in all material respects with their respective obligations. The respective obligations of the Company and AnHeart to consummate the Merger are also subject to there not having occurred since the date of the Merger Agreement a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable. The Company’s obligations to consummate the Merger are further subject to (i) the holders of no more than 10% of the issued and outstanding ordinary and preferred shares of AnHeart having validly served a written notice of objection under Section 238(2) of the Companies Act (As Revised) of the Cayman Islands, (ii) delivery by AnHeart of evidence reasonably satisfactory to the Company that the 280G Approval (as defined in the Merger Agreement) was obtained or that the applicable 280G “parachute payments” will not be provided, pursuant to any waivers of those payments or benefits which were executed by the disqualified individuals in accordance with the Merger Agreement and (iii) its receipt of certain other agreements and documents specified in the Merger Agreement. AnHeart’s obligations to consummate the Merger are further subject to its receipt of the Company 368 Opinion (as defined in the Merger Agreement) (the “368 Opinion Condition”).

The Merger Agreement provides, among other customary termination provisions for each of the Company and AnHeart, that the Merger Agreement may be terminated by (i) either of the Company and AnHeart if the Merger has not been consummated by May 8, 2024 (the “End Date”), (ii) by the Company if AnHeart’s shareholder meeting to approve, among other things, the Merger (including any adjournments or postponements thereof) has concluded and the requisite shareholder vote has not been obtained (a “Failure to Obtain the Shareholder Vote”), (iii) by the Company if, prior to such shareholder vote being obtained, AnHeart’s board does or proposes to withhold, modify or qualify its recommendation to AnHeart’s shareholders regarding the Merger (a “Change in Recommendation”) or (iv) by the Company if AnHeart has not received the Company 368 Opinion on or before the Opinion Delivery Date (as defined in the Merger Agreement) and AnHeart has not agreed to waive the 368 Opinion Condition (a “Failure to Deliver the 368 Opinion”). Additionally, the Merger Agreement provides that, in connection with the termination of the Merger Agreement by (a) either party at the End Date (but only if either of the Required Company Shareholder Vote or the Preferred Consent (each as defined in the Merger Agreement) has not been obtained), (b) the Company upon the occurrence of a Failure to Obtain the Shareholder Vote, (c) the Company upon the occurrence of a Change in Recommendation or (d) the Company upon the occurrence of a Failure to Deliver the 368 Opinion (but only if AnHeart has failed to deliver the Company Tax Representation Letter (as defined in the Merger Agreement) prior to the Opinion Delivery Date (as defined in the Merger Agreement)), AnHeart will be required to reimburse the Company for its reasonable and documented out-of-pocket fees and expenses incurred in connection with the Merger Agreement, subject to a cap of $2,500,000.

Pursuant to a Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) to be filed by Nuvation Bio with the Secretary of State of the State of Delaware in connection with the Merger, Nuvation Bio will establish the terms of a new series of preferred stock of Nuvation Bio designated as Series A Non-Voting Convertible Preferred Stock. Holders of Series A Non-Voting Convertible Preferred Stock are entitled to receive dividends on shares of Series A Non-Voting Convertible Preferred Stock equal, on an as-if-converted-to-Class A Common-Stock basis, and in the same form, manner and time as dividends actually paid on shares of the Class A Common Stock (other than dividends on shares of the Class A Common Stock payable in the form of Class A Common Stock). Except as otherwise required by law, the Series A Non-Voting Convertible Preferred Stock does not have voting rights. However, as long as any shares of Series A Non-Voting Convertible Preferred Stock are outstanding, Nuvation Bio will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Non-Voting Convertible Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series A Non-Voting Convertible Preferred Stock, (ii) alter or amend the Certificate of Designation, (iii) amend its certificate of incorporation or bylaws in any manner that adversely affects any rights of the holders of Series A Non-Voting Convertible Preferred Stock, (iv) file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock (as defined in the Certificate of Designation), if, in each case of clauses (i)-(iv), such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Non-Voting Preferred Stock, (v) change the number of authorized shares of, or issue, Series A Non-Voting Convertible Preferred Stock, (vi) prior to the stockholder approval of the Conversion Proposal (as defined below) and the Automatic Conversion (as defined in the Certificate of Designation), consummate a Fundamental Transaction (as defined in the Certificate of Designation) or (vii) enter into any agreement with respect to any of the foregoing. The Series A Non-Voting Convertible Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of Nuvation Bio.

Pursuant to the Merger Agreement, Nuvation Bio has agreed to submit for approval, at a special meeting of the Company stockholders to be held after the consummation of the Merger, (i) the conversion of the Convertible Preferred Stock into shares of Class A Common Stock in accordance with the rules of the New York Stock Exchange (the “Conversion Proposal”) and (ii) the release of the restrictions on the Consideration Warrants (such approval of (i) and (ii), the “Nuvation Bio Stockholder Approval”). In connection with the special meeting of the stockholders, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials.

Upon approval of the Conversion Proposal by Nuvation Bio’s stockholders, each share of Convertible Preferred Stock will convert automatically into 100 shares of Class A Common Stock, in each case, subject to adjustment pursuant to the terms of the Certificate of Designation. If the Conversion Proposal has not previously been approved, then on June 15, 2025 and each anniversary thereafter, each share of Convertible Preferred Stock then outstanding will accrue a cash dividend equal to the product of $0.18 and the applicable Conversion Ratio (as defined in the Certificate of Designation). The foregoing description of the Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the form of Certificate of Designation filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. The Company intends to file the Certificate of Designation with the Secretary of State of the State of Delaware prior to the consummation of the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been filed with this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about the Company or AnHeart. The Merger Agreement contains representations, warranties and covenants that the Company or AnHeart made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between the Company or AnHeart and may be subject to important qualifications and limitations agreed to by the Company or AnHeart in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between the Company or AnHeart rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Voting Agreements

In connection with the execution of the Merger Agreement, certain AnHeart shareholders entered into voting agreements (the “AnHeart Voting Agreements”) pursuant to which each such shareholder agreed to, among other things, vote or cause to be voted all of the AnHeart shares held by such shareholder in favor of the adoption of the Merger Agreement and approval of the other Company Shareholder Matters (as defined in the Merger Agreement). The shareholders subject to the AnHeart Voting Agreements own in the aggregate approximately 90% of the outstanding shares of AnHeart capital stock entitled to vote on the Company Shareholder Matters.

Furthermore, in connection with the execution of the Merger Agreement, David Hung, M.D., entered into a voting agreement (the “Nuvation Bio Voting Agreement”), pursuant to which Dr. Hung agreed to, among other things, vote or cause to be voted all of the shares of Company common stock held by him, representing approximately 27% of Nuvation Bio’s outstanding shares, for the Nuvation Bio Stockholder Approval.

The foregoing description of the AnHeart Voting Agreements and the Nuvation Bio Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the form of AnHeart Voting Agreement and form of Nuvation Bio Voting Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, certain AnHeart shareholders (including all of the holders of shares of AnHeart preferred stock) representing approximately 90% of the outstanding shares of AnHeart capital stock entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which each such shareholder has agreed, except in limited circumstances, not to offer, pledge, sell, contract to sell, sell any call option, call warrant or other contract to purchase, purchase any put option, put warrant or other contract to sell, lend or otherwise transfer or dispose of, directly or indirectly, more than 20% of the shares of Class A Common Stock issued to or held by such shareholder, including upon the conversion of the Convertible Preferred Stock or upon the exercise of Consideration Warrants or Assumed Options, through December 31, 2024.

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Lock-Up Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The securities will be offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Regulation D thereunder. Each of the AnHeart shareholders entitled to receive shares of Class A Common Stock (including upon the conversion of the Convertible Preferred Stock) or Convertible Preferred Stock or Consideration Warrants in connection with the Merger will represent that it is an “accredited investor,” as defined in Regulation D, and will acquire the securities for investment only and not with a view toward, or for resale in connection with, the public sale or distribution thereof. The securities will not be registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Class A Common Stock, shares of Convertible Preferred Stock, Consideration Warrants or any other securities of the Company.

Item 7.01	Regulation FD Disclosure.

On March 25, 2024, Nuvation Bio and AnHeart issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On March 25, 2024, Nuvation Bio updated the corporate presentation posted on its website to include additional information related to the Merger and the related transactions with AnHeart. A form of the corporate presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K, a copy of which is available on the Company’s website at www.nuvationbio.com.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information in the joint press release attached as Exhibit 99.1 to this Current Report on Form 8-K and in the presentation attached as Exhibit 99.2 to this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 7.01 of this Current Report on Form 8-K, including the information in the joint press release attached as Exhibit 99.1 to this Current Report on Form 8-K and in the presentation attached as Exhibit 99.2 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act or the Exchange Act.

Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the anticipated closing of the Merger, expected timing of establishing a commercial organization, potential therapeutic benefit of Nuvation Bio and AnHeart’s product candidates, advancement of clinical studies for such product candidates, and the sufficiency of Nuvation Bio’s current cash balance to fund ongoing activities. These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of the management team of Nuvation Bio and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ from those anticipated by the forward-looking statements, including but not limited to the risk that the Merger may not close due to the failure of closing conditions to be satisfied or other reasons and the challenges associated with conducting drug discovery and initiating or conducting clinical trials due to, among other things, difficulties or delays in the regulatory process, enrolling subjects or manufacturing or acquiring necessary products; the emergence or worsening of adverse events or other undesirable side effects; risks associated with preliminary and interim data, which may not be representative of more mature data; and competitive developments. Risks and uncertainties facing Nuvation Bio are described more fully in its Form 10-K filed with the SEC on February 29, 2024, under the heading “Risk Factors,” and other documents that Nuvation Bio has filed or will file with the SEC. The reader is cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Nuvation Bio disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger and Reorganization, dated March 24, 2024, by and among Nuvation Bio Inc., AnHeart Therapeutics Ltd., Artemis Merger Sub I, Ltd. and Artemis Merger Sub II, Ltd.*

3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock

10.1	Form of Voting Agreement, by and among Nuvation Bio Inc., AnHeart Therapeutics Ltd. and certain shareholders of AnHeart Therapeutics Ltd.*

10.2	Form of Voting Agreement, by and among Nuvation Bio Inc., AnHeart Therapeutics Ltd. and David Hung.*

10.3	Form of Lock-Up Agreement, by and among Nuvation Bio Inc., AnHeart Therapeutics Ltd. and certain shareholders of AnHeart Therapeutics Ltd.

99.1	Joint Press Release of Nuvation Bio Inc. and AnHeart Therapeutics Ltd., dated March 25, 2024.

99.2	Corporate Presentation, dated March 25, 2024.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvation Bio Inc.

Date: March 25, 2024	By:	/s/ David Hung, M.D.
	Name:	David Hung, M.D.
	Title:	Chief Executive Officer